Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 2-93472, No. 2-94639, No. 33-90630, No. 33-60473, No. 33-60475, No. 333-30937, No. 333-88087, No. 333-38232, No. 333-40368, No. 333-55748, No. 333-74816, No. 333-89278, No. 333-97477, No. 333-103628, No. 333-103613, No. 333-112454, No. 333-116259, No. 333-132739, No. 333-132973, No. 333-50351, No. 2-92497, No. 33-17376, No. 333-25401, No. 333-41775, and No. 333-104142) on Form S-8 and (No. 333-37403 and No. 333-104625) on Form S-3 of Synovus Financial Corp. of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference in the December 31, 2006 annual report on Form 10-K of Synovus Financial Corp.
Our report dated March 1, 2007 on the consolidated financial statements referred to above refers to the adoption of the fair value method of accounting for share-based compensation as required by Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, the recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and the application of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in 2006.
Our report dated March 1, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that Synovus acquired TSYS Card Tech, Ltd., TSYS Managed Services EMEA, Ltd., and Banking Corporation of Florida during 2006. Management excluded from its assessment of the effectiveness of Synovus Financial Corp.’s internal control over financial reporting as of December 31, 2006, the internal control over financial reporting of TSYS Card Tech, Ltd., TSYS Managed Services EMEA, Ltd., and Banking Corporation of Florida. Our audit of internal control over financial reporting of Synovus Financial Corp. also excluded an evaluation of the internal control over financial reporting of TSYS Card Tech, Ltd., TSYS Managed Services EMEA, Ltd., and Banking Corporation of Florida.

Atlanta, Georgia
March 1, 2007